Exhibit 5.1

[Letterhead of Dewey Ballantine LLP]

August 8, 2007

Darwin Professional Underwriters, Inc.
9 Farm Springs Road
Farmington, Connecticut 06032

Ladies and Gentlemen:

     We have acted as counsel to Darwin Professional Underwriters, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by Alleghany Insurance Holdings LLC, a Delaware limited liability company, from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to 9,371,096 shares (the “Shares”) of the common stock, par value $.01 per share, of the Company.

     In so acting, we have examined copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ DEWEY BALLANTINE LLP DEWEY BALLANTINE LLP